UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2003

NETWORKS ASSOCIATES, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 0-20558

Delaware (State or other jurisdiction of incorporation)	77-0316593 I.R.S. Employer Identification Number

3965 Freedom Circle Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

Registrant’s telephone number, including area code: (408) 988-3832

Item 5. Other Events.

     On November 24, 2003, Networks Associates, Inc. (the “Registrant”) issued a press release announcing a program to repurchase up to $150 million of its common stock. The entire press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

99.1	Press release dated November 24, 2003, announcing a program to repurchase up to $150 million of the Registrant’s common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORKS ASSOCIATES, INC.

Dated: November 24, 2003	By:	/s/ Stephen C. Richards

Stephen C. Richards Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibits.

99.1	Press release dated November 24, 2003, announcing a program to repurchase up to $150 million of the Registrant’s common stock.

4